UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2009
Date of Report (Date of earliest event reported)

AMERICAN PETRO-HUNTER, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-22723	98-0171619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

104 Swallow Hill Drive
Barnstable, Massachusetts 02630 USA
(508) 362-4420
(Address and telephone number of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers

(c) On March 23, 2009, the Board appointed Robert B. McIntosh as Chief Operating Officer of American Petro-Hunter Inc. (the “Company”).

Mr. McIntosh has been a businessman and consulting geologist for the past 25 years.  He offers experience both as a resource exploration geoscientist alongside noteworthy strengths in all facets of corporate development. Since 1983 his career has taken him across the Americas and abroad where he has been instrumental in the design, implementation, execution and management of programs in the oil, gas, precious and base metals segments of the resource sector. His skills encompass virtually every aspect of oil & gas exploration, well completion and production techniques alongside a diverse experience in project acquisition, negotiations, contracts, and project divestitures within the petroleum industry. He has developed significant expertise and industry contacts in his various roles across the publicly traded market sector as well as with private junior E&P companies. Mr. McIntosh has successfully assisted his clients and stakeholders in the U.S.A. and Canada on projects that ultimately became producing properties where he has contributed in full field exploitation programs with additional traditional and secondary forms of drilling and completions, along with ongoing well site supervision aimed at fully optimizing the overall asset.

Mr. McIntosh has not previously held any positions with the Company and there have been no related party transactions between Mr. McIntosh and the Company.  Mr. McIntosh has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

In connection with Mr. McIntosh’s appointment, Mr. McIntosh and the Company entered into a one-year Management and Governance Consultant Agreement where Mr. McIntosh will provide services to the Company relating to corporate management including day-to-day operations, marketing and investor relation services for compensation of $15,000 per month subject to certain deferred provisions. The agreement is terminable at any time upon 30 days prior notice.

(d) On March 23, 2009, the Board appointed Mr. McIntosh as a new member of the Board of Directors of the Company. Mr. McIntosh is expected to be appointed to one or more committees of the Board at future meetings, but currently serves on no committee.  For more information, please refer to (c) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC., a Nevada Corporation

Dated: March 27, 2009	By:	/s/ John J. Lennon
John J. Lennon, President

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Management and Governance Consultant Agreement